Exhibit 10.4

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made as of December 27, 2021, by and among CompoSecure, Inc., a Delaware corporation formerly known as Roman DBDR Tech Acquisition Corp. (the “Company”), and the individuals and entities signatory hereto identified on the signature pages hereto as Stockholders (each, a “Stockholder” and collectively, the “Stockholders”) (each Stockholder to this Agreement is referred to singly as a “Voting Party” and collectively as the “Voting Parties”).

RECITALS

WHEREAS, the Company, Roman Parent Merger Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub”), CompoSecure Holdings, L.L.C., a Delaware limited liability company (“CompoSecure”), and LLR Equity Partners IV, L.P., a Delaware limited partnership, have entered into an Agreement and Plan of Merger, dated April 19, 2021 (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into CompoSecure with CompoSecure continuing as the surviving entity and a direct wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, in connection with, and as a condition to the closing of, the Merger, the Company and the Voting Parties have agreed to execute and deliver this Agreement;

WHEREAS, as of or immediately following the closing of the Merger, the Voting Parties Beneficially Own (as defined below) shares of Class A Common Stock, par value $0.0001 per share, and Class B Common Stock, par value $0.0001 per share, of the Company (the Class A Common Stock and Class B Common Stock, together, the “Common Stock”);

WHEREAS, pursuant to the Second Amended and Restated Certificate of Incorporation of the Company (as amended, supplemented or restated from time to time, the “Charter”), the holders of the Class A Common Stock and the Class B Common Stock shall be entitled to one vote for each such share, and all holders of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Company;

WHEREAS, the Voting Parties in the aggregate Beneficially Own shares of Common Stock representing more than fifty percent (50%) of the outstanding voting power of the Company; the number of shares of Common Stock Beneficially Owned by each Voting Party as of the date hereof is set forth on Annex A hereto;

WHEREAS, the number of shares of Common Stock Beneficially Owned by each Voting Party may change from time to time, which changes shall be reported by each Voting Party in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

WHEREAS, the parties hereto desire to enter into this Agreement to (a) provide for voting agreements pursuant to which all of the Voting Parties’ shares of Common Stock will be voted together with respect to elections of the Company’s Board of Directors (the “Board”) and (b) agree to the Lock-Up Period (as defined below).

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.              Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

2.              Agreement to Vote. During the term of this Agreement, each Voting Party shall vote or cause to be voted all shares of Common Stock registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by, such Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, whether at a regular or special meeting of the Company’s stockholders or any class or series of the Company’s stockholders or by written consent (unless such vote would be inconsistent with such Voting Party’s fiduciary duties under applicable law).

3.              Election of Boards of Directors.

(a)            Voting. During the term of this Agreement, to the extent permitted by the Charter, each Voting Party shall vote (or consent pursuant to an action by written consent of Company stockholders) all Voting Shares held by such Voting Party in such manner as may be necessary to elect and/or maintain in office as members of the Board the following seven (7) persons (the “Designees” and each a “Designee”):

(i)             the Chief Executive Officer of the Company;

(ii)            one (1) person designated by LLR Equity Partners IV, L.P. (“LLR”) or its Affiliate, who shall serve as the chair of the Board (the “LLR Designee”);

(iii)           one (1) person designated by Roman DBDR Tech Sponsor LLC (the “Sponsor”) or its Affiliate (the “Sponsor Designee”);

(iv)           one (1) person designated by Michele D. Logan (“Logan” and the designee, the “Logan Designee”); and

(v)            three (3) persons that each qualify as an “independent director” under the Exchange Act and the rules of Nasdaq (the “Independent Directors”), as mutually agreed upon by Logan, LLR and the Sponsor and designated by the Company’s nominating committee;

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provided, however, that if at any time during the term of this Agreement any of (1) the Sponsor and its Affiliates, (2) LLR and its Affiliates, or (3) Logan and her Affiliates, as applicable, collectively Beneficially Own Voting Shares that represent less than 2.5% of the outstanding shares of Common Stock, then such Person shall have no right to (I) designate any person for election or re-election to the Board and such position may be replaced with an additional Independent Director and (II) agree on any Independent Director; provided, further, that no party that has a right to designate a Designee shall select a Designee that is subject to any disqualification event under Rule 506(d)(1) under the Securities Act of 1933, as amended (the “Securities Act”), as modified by Rule 506(d)(2) and (d)(3) (or any other similar rule or regulation). If a Designee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reasons is unavailable or unable to be a director nominee, the party having the right to designate such Designee pursuant to this Section 3(a) shall be entitled to designate another Designee (and the Company and the Voting Parties shall use their reasonable best efforts to ensure that such directorship for which the original designee was designated shall not be filled pending such successor designation). The initial Board shall be divided into three classes as follows:

(x) Class I: the Chief Executive Officer and one Independent Director;

(y) Class II: the Logan Designee and one Independent Director; and

(z) Class III: the LLR Designee, one Independent director and the Sponsor Designee.

(b)            Procedures; Rights. Subject to the limitations set forth in Section 3(a) hereof and unless otherwise provided for pursuant to this Section 3(b), each party that has the right to designate a Designee pursuant to Section 3(a)(ii), (iii) and (iv) (each, a “Designor”) shall designate the Designees as set forth in the proxy statement, dated as of November 30, 2021, on Schedule 14A for the duration of this Agreement (the “Proxy Statement”). To the extent that a Designor wishes to designate a Designee other than the Designee so designated in the Proxy Statement, such Designor shall notify the Company in writing (a “Designee Notice”) of the person or persons that are to be a Designee(s) in accordance with this Section 3(b). All Designee Notices shall be provided (i) in the case of an annual meeting of Company stockholders, not later than the close of business on the 75th day before the anniversary date of the immediately preceding annual meeting of Company stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, a Designee Notice shall be timely delivered if received not later than the later of (x) the close of business on the 75th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of Company stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company (as applicable, the “Designation Date”). The applicable Designor shall provide a copy of such Designee Notice to all other parties hereto at the respective addresses set forth on Annex A or at such other address as a party may specify in writing. Annually with respect to each Designee, each Designor must provide the following information prior to the Designation Date: (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the Designee, (C) the class or series and number of shares of capital stock of the Company that are Beneficially Owned or owned of record by the Designee and (D) any other information relating to the Designee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the Company shall provide notice to a Designor of any failure to provide the information required under this sentence, and such Designor shall have 10 days upon receipt of notice of such deficiency to cure such failure. So long as a Designee is designated in accordance with the procedures and requirements set forth in Sections 3(a) and 3(b), the Company shall ensure that (x) such Designee is included in the Board’s slate of nominees to the stockholders for the applicable election of directors and (y) such Designee is included in the proxy statement prepared by the management of the Company in connection with the solicitation of proxies for the applicable meeting of the stockholders of the Company called with respect to the election of the members of the Board, and at every adjournment or postponement thereof, and on any applicable action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

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(c)            Obligations; Vacancies; Removal. The obligations of the Voting Parties pursuant to this Section 3 shall include any stockholder vote to amend the Charter and bylaws of the Company as required to effect the intent of this Agreement. Each of the Company and the Voting Parties shall not take any actions that would adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Board as herein stated. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Board, each of the Company and the Voting Parties, in their capacity as Company stockholders, shall take all such action as is reasonable and necessary to promptly cause the election or appointment of such other substitute person to the Board as may be designated on the terms provided herein. For the avoidance of doubt, if a Designee ceases to serve as a member of the Board prior to the expiration of such Designee’s term, then the Designor having the right to designate such Designee shall be entitled to designate another Designee, it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces (unless duly removed in accordance with the Charter). Upon the written request of a Designor to remove its Designee, each Voting Party shall vote or cause to be voted his, her or its Voting Shares for the removal of such director. Nothing in this Section 3(c) will be construed to prohibit, limit or restrict an officer or director from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

4.              Lock-Up.

(a)            From the date hereof until the date that is 180 days following the date hereof (the “Lock-Up Period”), none of the undersigned Voting Parties shall (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder with respect to the Voting Shares (including pursuant to Rule 144 or by means of a private placement), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Voting Shares, whether any such transaction is to be settled by delivery of Voting Shares or other securities, in cash or otherwise (each of the transactions identified in the immediately preceding clauses (i) and (ii), a “Transfer”), or (iii) publicly announce any intention to effect any Transfer; provided, however, that (A) the Independent Directors may, acting by majority vote, waive the Lock-Up Period; provided, that any such waiver shall be made solely on a pro rata basis with respect to the all of the undersigned Voting Parties and (B) for the avoidance of doubt, nothing in this Section 4 shall restrict any Voting Party's right to cause the Company to file and cause to become effective a registration statement with the Commission naming such Voting Party as a selling securityholder (and to make any required disclosures on Schedule 13D in respect thereof).

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(b)            Notwithstanding the provisions contained in Section 4(a) hereof, each of the undersigned Voting Parties may transfer Voting Shares during the Lock-Up Period (i) to a transferee if consented to in advance by the written consent of the other Voting Parties, (ii) in the event of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, (iii) in the event of a consolidation, merger or other similar transaction in which the Company is the surviving entity that results in the directors and officers of the Company ceasing to comprise a majority of the Company’s board of directors (in the case of directors) or management (in the case of officers) of the surviving entity, or (iv) if such Voting Shares are shares of Class B Common Stock, in connection with an exchange in accordance with the Exchange Agreement ; provided, however, that, in the case of clause (i), prior to such transfer, the transferee shall have entered into a written agreement of the type contemplated by Section 5. In addition, Section 4(a) shall not prevent the Voting Parties from exercising their right to cause the Company to register shares in accordance with the Registration Rights Agreement. In addition, for the avoidance of doubt, the Sponsor may transfer Sponsor Shares (as defined in the Expense Cap and Waiver Agreement) to the Company in accordance with the terms of the Expense Cap and Waiver Agreement.

(c)            Each of the Voting Parties agree that the restrictions set forth in this Section 4 are fair and reasonable and in the best interests of the Voting Parties.

(d)            The restrictions in this Section 4 shall supersede the lock-up provisions contained in Section 7 of that certain Letter Agreement, dated as of November 5, 2020, between the Company, Sponsor, and certain individuals associated with Sponsor, which provisions in Section 7 of such Letter Agreement shall be deemed terminated and of no further force and effect so long as the “Representative” under that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of November 5, 2020, by and among the Company and the underwriters thereto consents in writing to such termination pursuant to the terms of the Letter Agreement and the Underwriting Agreement.

5.            Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors (a “Successor”) in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares that are Transferred other than as described in the last sentence hereof . Each Voting Party shall not, and the Company shall not, permit the Transfer of any Voting Party’s Voting Shares to a Successor unless and until such Successor shall have executed a written agreement pursuant to which such Successor becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Successor was a Voting Party hereunder. This Section 5 shall not apply to any Transfer that is effected as (i) a broker’s transaction under Rule 144, (ii) pursuant to an offering or distribution registered pursuant to the Securities Act, or (iii) a pro rata distribution by LLR and its Affiliates to its partners.

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6.              Representations and Warranties of each Voting Party. Each Voting Party on its own behalf hereby represents and warrants, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of his, her or its Voting Shares set forth on Annex A as follows:

(a)            Organization; Authority. If Voting Party is a legal entity, Voting Party (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Voting Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)            No Consent. Except as provided in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement, other than those consents, approvals and authorizations that have been obtained by such Voting Party. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)            No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Voting Party is a legal entity, conflict with or violate any provision of the organizational documents of Voting Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair the parties ability to fulfill their obligations under this Agreement. There is no Legal Proceeding pending or, to the Voting Party’s knowledge, threatened against the Voting Party that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Voting Party to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

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(d)            Ownership of Shares. Voting Party Beneficially Owns his, her or its Voting Shares free and clear of all Encumbrances. Except pursuant hereto and pursuant to (i) the Amended and Restated Limited Liability Company Agreement of the Sponsor and (ii) the Amended and Restated Limited Liability Company Agreement of CompoSecure (collectively, the “Other Agreements”), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, Transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. Voting Party does not Beneficially Own (i) any shares of Common Stock other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of Common Stock or any security exercisable for or convertible into shares of Common Stock, other than as set forth on Annex A (collectively, “Options”).

7.              Covenants of the Company.

(a)            The Company shall use its reasonable best efforts to take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement.

(b)            The Company shall use its reasonable best efforts to (i) maintain in effect at all times customary directors insurance coverage and (ii) cause the Company’s Charter and bylaws (each as may be further amended, modified or supplemented) to at all times provide for the indemnification, exculpation and advancement of expenses of all directors to the fullest extent permitted under applicable law.

(c)            Simultaneously with any person becoming a Designee, the Company shall execute and deliver to each such Designee, as applicable, an Indemnity Agreement substantially in the form attached as Exhibit 10.7 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on October 19, 2020, dated the date such Designee becomes a director of the Company.

(d)            The Company shall reimburse the Designees for all reasonable out-of-pocket expenses incurred by the Designees in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board and any committees thereof.

8.              Covenants of the Voting Parties.

(a)            Each Voting Party hereby covenants that, prior to effectuating any Transfer of Voting Shares (a “Proposed Transfer”) during the period from the date hereof to the expiration of the Lock-Up Period, such Voting Party (any such Voting Party a “Transferring Voting Party”) shall provide 5 Business Days’ written notice (a “Transfer Notice”) to the Company and the other Voting Parties. Each such Transfer Notice shall specify the total number of Voting Shares which such Transferring Voting Party seeks to Transfer pursuant to the Proposed Transfer and the identity of the proposed transferee. Each Voting Party further agrees that any Transfer effected in accordance with the terms and conditions of this Agreement shall be effected in compliance with applicable Law and, with respect to each Voting Party that is a member of the board of directors of the Company or an officer of the Company, the Company’s Insider Trading Policy. The Company hereby covenants and agrees that it shall not instruct the transfer agent for the Common Stock to effect any Transfers of Common Stock in violation of this Agreement. In the event of any Transfer of Voting Shares in accordance with the terms of this Agreement, each Voting Party authorizes the Secretary of the Company to update Annex A accordingly.

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9.            No Other Voting Trusts or Other Arrangement. Each Voting Party shall not, and shall not permit any entity under Voting Party’s control to (i) deposit any Voting Shares or any interest in Voting Shares in a voting trust, voting agreement or similar agreement, (ii) grant any proxies, consent or power of attorney or other authorization or consent with respect to the Voting Shares or (iii) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

10.            Additional Shares. Each Voting Party agrees that all securities of the Company that may vote in the election of the Company’s directors that such Voting Party purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

11.            No Agreement as Director or Officer. Voting Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity as a director or officer of the Company or any of its Subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

12.            Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 12, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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13.            Termination.

(a)            This Agreement shall terminate on the earlier of (i) the date on which no person designated pursuant to Section 3 hereof (or a successor thereto) serves as a director of the Board; and (ii) the date on which the Company files a voluntary petition in bankruptcy or is adjudicated bankruptcy or insolvent, or files any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the United States Bankruptcy Reform Act of 1978, as amended, or any similar law under all applicable jurisdictions.

(b)            This Agreement shall terminate as to any Voting Party at such time as such Voting Party ceases to own or otherwise hold the power to direct the vote of any Voting Shares.

(c)            Upon termination of this Agreement, none of the Voting Parties shall have any further obligation or liability hereunder. This provision shall survive termination of this Agreement.

(d)            For the avoidance of doubt, on and after the termination of this Agreement, a Voting Party that is a party to one or more Other Agreements shall continue to be bound by such Other Agreements in accordance with their respective terms.

14.            Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Voting Parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

15.            Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement. For the avoidance of doubt, during the term of this Agreement, all dividends and distributions payable in cash with respect to the Class A Common Stock shall be paid, as applicable, to each of the undersigned Voting Parties holding shares of Class A Common Stock and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Voting Parties, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become Voting Shares for purposes of this Agreement.

16.            Assignment. Upon written notice to the Company and the other parties to this Agreement, and in compliance with Section 5 hereof, the Sponsor and LLR each may assign to any of its respective Affiliates any or all of its rights hereunder and, following such assignment, such assignee shall be deemed to be the Sponsor or LLR, as applicable, for all purposes of this Agreement. No other party may assign its rights under this Agreement without the prior written consent of the Company and the other Voting Parties.

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17.            Other Rights. Except as provided by this Agreement, each Voting Party shall retain the full rights of a holder of capital stock of the Company with respect to the Voting Shares, including the right to vote the Voting Shares subject to this Agreement.

18.            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19.            Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

20.            Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware state courts located in Wilmington, Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 23 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 20, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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21.            WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

22.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

23.            Notices. Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail or facsimile. Notices provided pursuant to this Agreement shall be provided to the address, email address or facsimile number, as applicable, of each party as set forth on Annex A hereto, or to any other address, email address or facsimile number, as a party designates in writing to the other parties in accordance with this Section 23.

24.            Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

25.            Other Agreements. For the avoidance of doubt, nothing herein shall amend, waive, modify or limit the Other Agreements.

26.            Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses.

27.            No Third Party Rights. Other than the Designees under Sections 7(b), 7(c) and 7(d), this Agreement shall be for the sole benefit of the parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

COMPOSECURE, INC.

By:	/s/ Dr. Donald G. Basile
Name:	Dr. Donald G. Basile
Title:	Co-Chief Executive Officer

[Signature Page to Stockholders Agreement]

STOCKHOLDERS:

ROMAN DBDR TECH SPONSOR LLC

By:	/s/ Dr. Donald G. Basile
Name:	Dr. Donald G. Basile
Title:	Managing Member

[Signature Page to Stockholders Agreement]

STOCKHOLDERS:

LLR EQUITY PARTNERS IV, L.P.

By:	LLR Capital IV, L.P., its general partner
By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name: Mitchell Hollin
Title: Member

LLR EQUITY PARTNERS PARALLEL IV, L.P.

By:	LLR Capital IV, L.P., its general partner
By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name: Mitchell Hollin
Title: Member

[Signature Page to Stockholders Agreement]

STOCKHOLDERS:

EPHESIANS 3:16 HOLDINGS LLC

By:	/s/ Michele D. Logan
Name: Michele D. Logan
Title: Manager

/s/ Michele D. Logan
Michele D. Logan

[Signature Page to Stockholders Agreement]